UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

EVER-GLORY INTERNATIONAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EVER-GLORY INTERNATIONAL GROUP, INC.
Ever-Glory Commercial Center,
509 Chengxin Road, Jiangning Development Zone,
Nanjing, Jiangsu Province, Peoples Republic of China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:30 p.m. on [            ], 2022 (Beijing Time)

To the Stockholders of Ever-Glory International Group, Inc.:

Please take notice that the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Ever-Glory International Group, Inc., a Florida corporation (the “Company” or “Ever-Glory”), will be held on [            ], 2022 at 9:30 p.m. Beijing time, at the Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, for the following purposes:

1.      To elect Edward Yihua Kang, Jiajun Sun, Jianhua Wang, Zhixue Zhang, and Merry Tang (the “Director Nominees”), to serve on the Company’s Board of Directors (the “Board”) until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.      To ratify the appointment of Paris, Kreit & Chiu CPA LLP (“PKC”) as our independent auditor to audit the financial statements for the fiscal year ended on December 31, 2022;

3.      To approve the Company’s termination of the registration of (or “Deregistration”) the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend the Company’s duty to file periodic reports and other information with the SEC under Section 15(d) thereunder, and to delist the Company’s common stock from the NASDAQ Global Market (“Go-Dark”); and

4.      To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement attached to this notice describes these matters in more detail as well as additional information about Ever-Glory and its officers and directors. The Board of Directors has fixed the close of business on October 20, 2022 as the record date and only holders of the Company’s common stock as of the close of business on October 20, 2022 are entitled to receive this notice and vote at the Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/ Edward Yihua Kang
Chairman of the Board

Nanjing, China

Date: October 31, 2022

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to Be Held at 9:30 p.m. on [            ], 2022 (Beijing Time)

The Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available at http://www.everglorygroup.com/docs/sec_filings.asp.

i

ii

EVER-GLORY INTERNATIONAL GROUP, INC.
PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS
to be held on [            ], 2022, at 9:30 p.m. Beijing Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Q:     Why am I receiving this proxy statement?

A:     This proxy statement describes the proposals on which the board of directors (the “Board”) of Ever-Glory International Group, Inc. (the “Company”, “us”, “we” or “our”) would like you, as a stockholder, to vote at the annual meeting of stockholders (the “Annual Meeting”), which will take place on [            ], 2022, at 9:30 p.m. Beijing Time.

The Annual Meeting and any adjournment thereof for the purposes set forth in the notice of meeting enclosed in this proxy statement will be held on [            ], 2022 at 9:30 p.m. Beijing Time at the Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China.

Stockholders are being asked to consider and vote upon proposals to (i) elect Edward Yihua Kang, Jiajun Sun, Jianhua Wang, Zhixue Zhang, and Merry Tang (the “Director Nominees”), to serve on the Company’s Board of Directors (the “Board”) until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) to ratify the appointment of Paris, Kreit & Chiu CPA LLP (“PKC”) as our independent auditor to audit the financial statements for the fiscal year ended on December 31, 2022; (iii) to approve the Company’s termination of the registration of (or “Deregistration”) the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend the Company’s duty to file periodic reports and other information with the SEC under Section 15(d) thereunder, and to delist the Company’s common stock from the NASDAQ Global Market (“Go-Dark”); and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy statement also gives you information on the proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement.

Q:     Who can vote at this Meeting?

A:     Stockholders who owned shares of common stock of the Company on October 20, 2022 (the “Record Date”) may attend and vote at the Annual Meeting. There were 14,818,006 shares of common stock issued and 14,655,926 shares of common stock outstanding on the Record Date. All shares of common stock shall have one vote per share. Information about the ownership of our directors, executive officers and significant shareholders is contained in the section of this proxy statement entitled “Voting Securities and Principal Holders thereof” beginning on page 10 of this proxy statement.

Q:     What is the proxy card?

A:     The card enables you to appoint Jiansong Wang and Dandan Song, or eother of them as your representatives at the Meeting. By completing and returning the proxy card, you are authorizing Yihua Kang to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended to complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

Q:     How does the Board recommend that I vote?

A:     Our Board unanimously recommends that shareholders vote “FOR” each of the Director Nominees listed in proposal No. 1 and “FOR” each of proposals No. 2, No. 3, and No. 4.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:     Certain of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record/Registered Stockholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “stockholder of record” who may vote at the Annual Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote at the Annual Meeting.

Q:     How do I vote?

A:     If you were a stockholder of record of the Company’s shares of common stock on the Record Date, you may vote electronically at the Annual Meeting or by submitting a proxy. Each share of common stock that you own in your name entitles you to one vote, in each case, on the applicable proposals.

(1)    You may submit your proxy by mail. You may submit your proxy by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Annual Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•        as you instruct, and

•        according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(2)    You may vote online at http:// www. ____.

Use the Internet to transmit your voting instructions 24 hours a day, seven days a week until 11:59 p.m. (EST) on ___, ____, 2022.

(3)    You may vote by telephone at [      ].

(4)    You may vote in person at the Annual Meeting.

Q:     If I plan on attending the Meeting, should I return my proxy card?

A:     Yes. Whether or not you plan to attend the Annual Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible so your shares may be represented at the Annual Meeting.

Q:     May I change my mind after I return my proxy?

A:     Yes. You may revoke your proxy and change your vote at any time before the polls close at this Annual Meeting. You may do this by:

•        a writing delivered to the Secretary of Ever-Glory stating that the proxy is revoked;

•        a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or

•        by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Q:     What does it mean if I receive more than one proxy card?

A:     You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:     Will my shares be voted if I do not sign and return my proxy card?

A:     If you do not sign and return your proxy card, your shares will not be voted unless you vote at the Annual Meeting.

Q:     What vote is required to elect the Director Nominees as directors of the Company?

A:     The election of each nominee for director requires a plurality (meaning, the largest number of votes cast) of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

Q:     How many votes are required to ratify the appointment of PKC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022?

A:     The proposal to ratify the appointment of PKC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the shares of common stock voted at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting.

Q:     How many votes are required to approve the Go-Dark?

A:     The proposal to approve the Go-Dark, requires the affirmative vote of a majority of our common stock outstanding.

Q:     Is my vote kept confidential?

A:     Proxies, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Q:     Where do I find the voting results of this Meeting?

A:     We will announce voting results at the Annual Meeting and also file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the voting results.

Q:     Who can help answer my questions?

A:     EVK stockholders should email our CFO, Mr. Jiansong Wang, at egwjs@ever-glory.com.cn with any questions.

QUESTIONS AND ANSWERS ABOUT THE GO-DARK

Q:     What is the purpose of the Go-Dark?

A:     The Go-Dark will allow us to cease reporting obligations with the SEC. We estimate that the Company will realize an annual direct cost savings of approximately $500,000 as a result of the Go-Dark and that these savings are likely to increase over time due to the costs associated with the preparation and filing of public reports and other documents. Additionally, the Go-Dark will allow our management and employees to redirect time and resources spent on complying with SEC-reporting obligations to operational and business goals.

Q:     What do the deregistration and delisting of our common stock mean?

A:     Effective on and following the termination of the registration of our common stock under the Exchange Act, we will no longer have to file annual, quarterly and other reports and documents with the SEC, and our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock. Persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. In addition, we will take action to delist our common stock from the NASDAQ Global Market and we will no longer be subject to its rules. Any trading in our common stock after the Go-Dark under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Open Market, if one or more brokers choose to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

Q:     What is the OTC Pink Open Market?

A:     The OTC Pink Open Market is the lowest tier of the three marketplaces for trading on the OTC securities market, which is a broker platform for trading securities operated the OTC Markets Group Inc. There are no financial standards or disclosure requirements. For more information about the OTC Markets Group, see https://www.otcmarkets.com/. To be traded on the OTC, a broker dealer would need to submit a Form 211 with the Financial Industry Regulation Authority (“FINRA”), and obtain FINRA approval for trading in our common stock. If such trading in our common stock were to develop there, we would expect it to occur at the Pink — No Information tier. For more information about the OTC Pink Open Market, see https://www.otcmarkets.com/corporate-services information-for-pink-companies. There can be no assurance that any trading market will emerge following the deregistration and delisting of our common stock, or, if it does, how long it might last and at what price.

Q:     Could EVK common stock again become subject to SEC registration?

A:     Yes. The Company could again be required to file periodic reports with the SEC if the number of record holders of common stock exceeds 300 as of the last day of any fiscal year, which would subject the Company once again to all the reporting, proxy solicitation, and other provisions of the Securities Exchange Act of 1934 applicable to companies with SEC-registered securities.

Q:     Are there disadvantages of no longer being a public company subject to SEC reporting obligations?

A:     Yes. If we are able to deregister the common stock with the SEC, we will no longer be required to file annual, quarterly and current reports with the SEC. These reports contain important information about our business operations and financial condition. After deregistration, none of this information will be available to the public in general and much of this information will not be available to our stockholders. In addition, after deregistration, we may solicit proxies for our annual and any special meetings of stockholders without providing all the information and following the procedures required of SEC-registered companies, including information on executive compensation. Persons acquiring more than 5% of our outstanding common stock will no longer be required to file a public notice of their ownership position and intentions with respect to the Company, and our directors, officers and 10% owners will no longer be subject to the rules that prohibit them from profiting from buying and selling shares of common stock within any six-month period and the requirements to report their transactions in shares of common stock to the SEC.

Furthermore, the provisions of the Sarbanes-Oxley Act of 2002 applicable to SEC-registered companies will no longer apply to EVK. The lack of publicly available information and the protections provided by federal securities laws to companies with SEC-registered securities may make your shares of common stock less attractive to potential purchasers and could result in a lower sale price in the event you seek to sell your shares of common stock.

Q:     Who is the filing person?

A:     The Company is the filing person for purposes of this proxy statement.

Q:     What potential conflicts of interest are in the Go-Dark?

A:     As of the Record Date, Mr. Yihua Kang, the Company’s Chairman and Chief Executive Officer, owned approximately 33.96% of the total outstanding shares of common stock of the Company. As of the Record Date, the directors and executive officers of EVK as a group owned and were entitled to vote 5,210,352 shares of the common stock of the Company, representing approximately 35.55% of the total outstanding shares of EVK common stock on that date. As of the Record Date, Mr. Huake Kang, who is Mr. Yihua Kang’s son, is the beneficial owner of approximately 38.37% total out shares of common stock of the Company. The directors and executive officers have each indicated that they intend to vote all of the shares of our common stock held by them “FOR” the Go-Dark. Mr. Yihua Kang may have interest in the Go-Dark that is different from your interests as a stockholder in the Company.

Q:     What will happen if the Go-Dark is approved by the Company’s stockholders?

A:     As of the Record Date, we have fewer than 300 record holders of our common stock. If the Go-Dark is approved by the company’s stockholders, we expect to file applicable forms with the SEC to deregister our shares of common stock under the federal securities laws and to delist our shares from the NASDAQ Global Market. Upon the effectiveness of those filings, the Company would no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies and NASDAQ Global Market rules applicable to listed companies. We will also no longer be subject to the provisions of the Sarbanes-Oxley Act and other regulations applicable to public reporting companies. Our common stock also would cease to be listed on the NASDAQ Global Market and would not be eligible for listing on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market. Any trading in our common stock after the delisting and deregistration under the Exchange Act will occur only in privately negotiated sales and potentially on the OTC Pink Open Market, if one or more brokers choose to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

Q:     What will happen if the Go-Dark is not approved?

A:     If the Go-Dark is not approved, the Company would continue to be subject to the reporting requirements under the Exchange Act, and to other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and the listing standards of a national stock exchange. Our common stock also would continue to be listed on the NASDAQ Global Market, another stock exchange or the OTC. If the Go-Dark is not approved or does not occur, we expect to continue to operate our business as presently conducted.

Q:     If the Go-Dark is approved by the stockholders, can the Board of Directors determine to not proceed with the Go-Dark?

A:     If the Go-Dark is approved by the stockholders, the Board of Directors may determine not to proceed with the Go-Dark if they believe that proceeding with the Go-Dark is not in the best interests of the stockholders. If the Board of Directors determines to not proceed with the Go-Dark, we expect to continue to operate our business as presently conducted.

Q:     Am I entitled to appraisal rights in connection with the Go-Dark?

A:     No. Under Florida Business Corporation Act, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Go-Dark.

Q:     What exit do I have with the Go-Dark?

A:     Under Florida Business Corporation Act, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Go-Dark Proposal as the common stock of our Company as of the Record Date is covered securities under the Securities Act of 1933, as amended. In addition, Audit Committee of the Company’s Board of Directors comprised solely of disinterested and independent directors (the “Independent Committee”) and the Company’s Board of Directors has unanimously approved the Go-Dark Proposal.

However, in order to give the public stockholders an exit simultaneously with the Go-Dark, the Independent Committee recommended and the Board of Directors approved the 10b-18 stock repurchase to purchase up to $3.5 million worth of shares of common stock in the open market or privately negotiated transactions with per share price to be determined by the management of the Company pursuant to Rule 10b-18 (the “Stock Repurchase Program”), which should end on the earlier of (i) the date that the aggregate repurchase of shares pursuant to the Stock Repurchase Program reaches $3.5 million; (ii) the date when the registration of the Company’s common stock is terminated under Section 12(g) of the Exchange Act; or (iii) the date when the Company’s duty to file periodic reports and other information with the SEC is suspended under Section 15(d) thereunder. Notwithstanding the foregoing, the Company shall be entitled to suspend, terminate or extend the Stock Repurchase Program based on the stock market condition at its sole discretion. The Stock Repurchase Program shall be prohibited during the period beginning at the close of the market on the third business day prior to the date the Company’s quarterly or annual fiscal financial results are publicly disclosed and Form 10-Q or Form 10-K is filed and ending at the close of business on the fifth business day following such date. The Company shall not repurchase, under the Stock Repurchase Program, any shares of its Common Stock from any of its officers, directors, or employees or any other affiliate to the Company within the meaning of rule 144(a)(1).

FORWARD-LOOKING STATEMENTS

This proxy statement and the other reports that the Company files with the SEC contain forward-looking statements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are based on management’s current expectations, and generally can be identified by the use of words such as “believes,” “contemplates,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “can,” “will,” “may,” and other similar expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•        The completion of the delisting of the Company’s common stock from the NASDAQ Global Market, and the termination of the registration of the Company’s common stock under the Exchange Act and the suspension of the Company’s SEC reporting requirements;

•        The cost savings that the Company expects to realize following the consummation of the Go-Dark; and

•        The ability of stockholders to sell their shares of the Company’s common stock over-the-counter following the Go-Dark.

These forward-looking statements are subject to a number of risks and uncertainties, and future events and actual results could differ materially from those described in, contemplated by, or underlying these forward-looking statements. These risks and uncertainties include, but are not limited to:

•        The occurrence of any event, change, or other circumstances that could give rise to the abandonment of the Go-Dark;

•        The commencement of any legal proceedings relating to the Go-Dark or the termination of the registration of the Company’s common stock with the SEC, and the outcome of any such proceedings that may be instituted;

•        The occurrence of any event, change, or other circumstance that could prevent or delay the Company from terminating the registration of its common stock under the Exchange Act;

•        The amount of the costs, fees, expenses, and charges that the Company incurs in connection with the Go-Dark; and

•        The Company’s inability to realize the cost savings and operational benefits it expects to achieve as a result of the Go-Dark.

For these reasons, you should not place undue reliance on any forward-looking statements included in this proxy statement. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and the Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events of circumstances, except as required by law.

THE ANNUAL MEETING

General

We are furnishing this proxy statement to you, as a stockholder of Ever-Glory International Group, Inc., as part of the solicitation of proxies by our Board for use at the Annual Meeting to be held on [            ], 2022, and any adjournment or postponement thereof. This proxy statement is first being furnished to shareholders on or about [            ], 2022. This proxy statement provides you with information you need to know to be able to vote or instruct your proxy how to vote at the Meeting.

Date, Time and Place of Meeting

The Annual Meeting will be held on November 28, 2022 at 9:30 p.m. Beijing time, at the Ever-Glory China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the notice attached to this proxy statement. This proxy statement and accompanying proxy card are first being mailed to you on or about [            ], 2022. The Company’s Annual Report on Form 10-K for 2021, including financial statements for the year ended December 31, 2021, but excluding certain exhibits, is being mailed to shareholders at the same time. A copy of the exhibits will be provided upon request and payment to the Company of reasonable expenses.

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on the record date of October 20, 2022. At the close of business on the record date, 14,818,006 shares of common stock were issued and 14,655,926 shares of common stock were outstanding. Holders of shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock outstanding as of the record date entitles its holder to one vote.

Business may be transacted at the Annual Meeting if a quorum is present. A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a “broker non-vote”), the nominee can vote them as it sees fit only on matters that are determined to be “routine”, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

For Proposal No. 1 (Election of Directors), directors will be elected by a plurality (meaning, the largest number of votes cast) of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. With respect to Proposal No. 1, broker “non-votes” have no effect on the outcome of this proposal. Proposal No. 2 (Ratification of Appointment of Independent Auditor) will require the affirmative vote of the majority of the shares of common stock voted at the Annual Meeting or represented by proxy and entitled to vote. With respect to Proposal No. 2, broker “non-votes” have no effect and abstentions have the same effect as negative votes. Proposal No. 3 (Approval of the Go-Dark) will require the affirmative vote of a majority of our common stock outstanding. Abstentions and broker “non-votes” have the same effect as negative votes. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes on each proposal.

It is important that your proxy be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting in person.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If not otherwise instructed, the shares represented by each valid returned proxy in the form accompanying this proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the shareholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment of the meeting. The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. If you sign and date the proxy card and mail it back to us in the enclosed envelope, the proxy holders named on the Proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote your shares “for” such proposal or, in the case of the election of directors, vote “for” election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked (i) by a writing delivered to the Secretary of Ever-Glory stating that the proxy is revoked, (ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares. Any written notice of revocation or subsequent proxy should be delivered to Ever-Glory International Group, Inc., Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, Attention: Secretary, or hand-delivered to the Secretary of Ever-Glory International Group, Inc. at or before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation and assembly of this proxy statement, printing and mailing the notice of this proxy statement, the proxy and any additional solicitation materials furnished to you. We will reimburse our transfer agent for its out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will be approximately $15,000. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. We will not pay our employees additional compensation for contacting you.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information regarding the beneficial ownership of our common stock as of October 20, 2022, for each of the following persons:

•        each of our directors and each of the Named Executive Officers in the “Director and Executive Officers” on page 15 of this Proxy Statement;

•        all directors and Named Executive Officers as a group; and

•        each person who is known by us to own beneficially five percent or more of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Ever-Glory International Group, Inc. The percentage of class beneficially owned set forth below is based on 14,655,926 shares of our common stock outstanding on October 20, 2022.

	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class
Executive Officers and Directors
Yihua Kang	4,977,115	33.96%
Jia Jun Sun	174,800	1.19%
Jason Jiansong Wang	—	—
Merry Tang	10,399	*
Zhixue Zhang	31,279	*
Jianhua Wang	16,759	*
All Executive Officers and Directors as a Group (six persons)	5,206,700	35.53%
5% Holders
Ever-Glory Enterprises (H.K.) Ltd.(2)	5,623,098	38.37%
Huake Kang(2)	5,623,098	38.37%

____________

*        less than 1%

(1)     The percentage of shares beneficially owned is based on 14,655,926 shares of common stock outstanding as of October 20, 2022. Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment and dispositive power of the shares.

(2)      Huake Kang is the sole director and majority shareholder of Ever-Glory Enterprises (H.K.) Ltd. and, as such, may be deemed to be the beneficial owner of the 5,623,098 shares held by Ever-Glory Enterprises (H.K.) Ltd. Huake Kang is the son of Yihua Kang.

INFORMATION CONCERNING THE BOARD OF DIRECTORS
AND THE COMMITTEES THEREOF

The Board of Directors

Our Board of Directors currently consists of five (5) members and is responsible for the business and affairs of the Company and considers various matters which require its approval.

During the fiscal year ended December 31, 2021, the Board held eight formal meeting and acted on several matters by unanimous written consents.

Board Committees Generally

In March 2008, the Board created the Audit Committee and the Compensation Committee and has adopted charters for these committees. In December 2013, the Board created the Nominating and Governance Committee and adopted charter for this newly created committee. The Board has determined that in its judgment, Ms. Tang, Mr. Wang, and Mr. Zhang are independent directors as such term is defined under The Nasdaq Stock Market Rules (the “Nasdaq Rules”). Accordingly, all of the members of our Audit Committee, Compensation Committee, and Nominating and Governance Committee are independent within the meaning of the Nasdaq Rules.

All of the incumbent directors attended all the meetings of our Board of Directors and each committee on which he served held during fiscal year ended December 31, 2021.

Audit Committee

The Board of Directors adopted and approved a charter for the Audit Committee on March 13, 2008, and the charter was amended on May 26, 2008 and further amended on June 20, 2008 and further amended on December 22, 2015. Currently, three directors comprise the Audit Committee: Ms. Tang, Mr. Wang and Mr. Zhang. Ms. Tang serves as Chairwoman of the Audit Committee. The members of the Audit Committee are currently “independent directors” as that term is defined under the Nasdaq Rules. The Board of Directors has determined that Ms. Tang qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

Our Audit Committee is responsible, in accordance with the Audit Committee charter, for recommending our independent auditors, reviewing and approving in advance any proposed related-party transactions and report to the full Board on any approved transactions, and overseeing our audit activities and certain financial matters to protect against improper and unsound practices and to furnish adequate protection to all assets and records.

Our Audit Committee pre-approves all audit and non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.

During the fiscal year ended December 31, 2021, the Audit Committee held five formal meetings.

Compensation Committee

The Board of Directors adopted and approved a charter for the Compensation Committee on March 13, 2008 which was amended on December 23, 2013 and further amended on December 22, 2015.

The Compensation Committee currently consists of Ms. Tang, Mr. Wang and Mr. Zhang. Mr. Zhang serves as Chairman of the Compensation Committee. The members of the Compensation Committee are currently “independent directors” as that term is defined in the Nasdaq Rules.

In accordance with the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing and, and as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other polices, providing assistance and recommendations with respect to the compensation policies and practices of the Company.

During the fiscal year ended December 31, 2021, the Compensation Committee held one formal meeting.

Nominating and Governance Committee

The Board of Directors adopted and approved a charter for the Nominating and Governance Committee on December 23, 2013.

The Nominating and Governance Committee currently consists of Mr. Wang, Mr. Zhang and Ms. Tang. Mr. Wang serves as chairman of the Nominating and Governance Committee. The members of the Nominating and Governance Committee are currently “independent directors” as that term is defined in the Nasdaq Rules.

In accordance with the Nominating and Governance Committee’s Charter, the Nominating and Governance Committee is responsible to identity and propose new potential director nominees to the board of directors for consideration and review our corporate governance policies.

During the fiscal year ended December 31, 2021, the Nominating and Governance Committee held one formal meeting.

Attendance of Directors at Shareholder Meetings

Directors are expected to attend the annual meeting of shareholders. The Board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

All of the five board members attended the 2021 Annual Shareholder Meeting held at the Ever-Glory China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China on December 10, 2021.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles

We have adopted a Code of Ethics, which is posted on and can be accessed at our website at http://www.everglorygroup.com/userfiles/doc/Code%20of%20Ethics.pdf. All of our financial and senior managers and directors including our Chief Executive Officer and the Chief Financial Officer, are required to adhere to the Code of Ethics in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by it regarding accounting or auditing matters, and to allow for the confidential anonymous submission by our employees of concerns regarding accounting or auditing matters.

Director Qualifications and Nominations

The Nominating and Governance Committee identifies, considers and recommends candidates for membership on the Board and will consider suggestions from shareholders for nominees for election as directors at the 2022 Annual Meeting, provided that the recommendations are received on a timely basis and meet the criteria set forth below. The Nominating and Governance Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders. While the Nominating and Governance Committee has not determined minimum criteria for director nominees, they seek to achieve a balance of knowledge, experience and capability on our Board. To this end, the Nominating and Governance Committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically. In addition, the Nominating and Governance Committee considers the level of the candidate’s commitment to active participation as a director, both at Board and committee meetings and otherwise.

Communications with the Board of Directors

Any shareholder who desires to contact the Board or specific members of the Board may do so by writing to: The Board of Directors, Ever-Glory International Group, Inc., Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China.

AUDIT COMMITTEE REPORT*

In accordance with our written charter adopted by the Board of Directors, the Audit Committee oversees the quality and integrity of our accounting and financial reporting practices and the audit of our consolidated financial statements by our independent registered public accounting firm.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2021, with our management and our independent registered public accounting firm, PKC, prior to public release. The Audit Committee has discussed with PKC, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

The Audit Committee has received the written disclosures and the letter from PKC, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with PKC, their independence from our company.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors and the Board of Directors has approved that the audited consolidated financial statements for the year ended December 31, 2021, be included in our Annual Report on Form 10-K.

Respectfully submitted by the Audit Committee,
Merry Tang Chairwoman
Jianhua Wang
Zhixue Zhang

____________

*        The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position	Held Position Since
Edward Yihua Kang	59	Chief Executive Officer, President, and Director	2005
Jiajun Sun	49	Chief Operating Officer and Director	2005
Jason Jiansong Wang	43	Chief Financial Officer and Secretary	2010
Jianhua Wang(1)(2)(3)	55	Director	2014
Zhixue Zhang(1)(2)(3)	55	Director	2008
Merry Tang(1)(2)(3)	62	Director	2011

____________

(1)      Member of the Audit Committee

(2)      Member of the Compensation Committee

(3)      Member of the Nominating and Corporate Governance Committee

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships among the directors and executive officers.

Business Experience

Jiansong Wang has been the Chief Financial Officer and Secretary of the Company since 2010. From July, 2002 to February, 2004, Mr. Wang served as the Cost Accountant in Nanjing GongNongBing Textile (Group) CO., Ltd. From March 2004 to June 2006, he served as the General Manager of Accounting Department in MG Garment Manufacturing Co., Ltd. From July 2006 to August 2009, he served as the International Settlement Accountant for Goldenway Nanjing Garments Co. Ltd., a subsidiary of the Company. From September 2009 to September 1, 2011, he was the General Manager of Accounting Department in Ever-Glory International Group Apparel Inc., a subsidiary of the Company. Mr. Wang earned a Bachelor’s degree in Accounting from Hohai University in the P.R. China.

The business experience of the Company’s directors is provided under the “Director Nominees” section on page 24.

Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.      any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.      any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.      being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.      being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our directors and certain of our officers, as well as persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports with the SEC. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021, and all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent shareholders were complied with.

Director Independence

Based upon information submitted to the Board by Ms. Tang, Mr. Wang and Mr. Zhang, the Board of Directors has determined that they are each “independent” under the Nasdaq Rules. None of the three appointees has participated in the preparation of the Company’s financial statements or any current subsidiary at any time during the past three years, and each of them are able to read and understand fundamental financial statements.

EXECUTIVE COMPENSATION

Compensation Committee Report*

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee
Merry Tang
Jianhua Wang Zhixue Zhang

____________

*        The foregoing Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of the compensation awarded to our current executive officers. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for the last completed fiscal year. Our Board of Directors and the Compensation Committee, since its chartering, has overseen and administered our executive compensation program.

Our current executive compensation program presently includes a base salary. Our compensation program does not include (i) discretionary annual cash performance-based incentives, (ii) termination/severance and change of control payments, or (iii) perquisites and benefits.

Our Compensation Philosophy and Objectives

Our philosophy regarding compensation of our executive officers includes the following principles:

•        our compensation program should align the interests of our management team with those of our shareholders;

•        our compensation program should reward the achievement of our strategic initiatives and short- and long-term operating and financial goals;

•        compensation should appropriately reflect differences in position and responsibility; compensation should be reasonable and bear some relationship with the compensation standards in the market in which our management team operates; and

•        the compensation program should be understandable and transparent.

In order to implement such compensation principles, we have developed the following objectives for our executive compensation program:

•        overall compensation levels must be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results;

•        a portion of total compensation should be contingent on, and variable with, achievement of objective corporate performance goals, and that portion should increase as an executive’s position and responsibility increases;

•        total compensation should be higher for individuals with greater responsibility and greater ability to influence our achievement of operating goals and strategic initiatives;

•        the number of elements of our compensation program should be kept to a minimum, and those elements should be readily understandable by and easily communicated to executives, shareholders, and others; and

•        executive compensation should be set at responsible levels to promote a sense of fairness and equity among all employees and appropriate stewardship of corporate resources among shareholders.

Determination of Compensation Awards

Our Board of Directors is provided with the primary authority to determine the compensation awards available to our executive officers. To aid the Board of Directors in making its determination for the last fiscal year, our current senior management provided recommendations to the Compensation Committee regarding the compensation of Chief Executive Officer and Chief Operating Officer.

Compensation Benchmarking and Peer Group

Our Board of Directors did not rely on any consultants or utilize any peer company comparisons or benchmarking in 2021 in setting executive compensation. However, our management has considered competitive market practices by reviewing publicly available information relating to compensation of executive officers at other comparable companies in the apparel industry in China in making its recommendations to our Board of Directors regarding our executives’ compensation for fiscal year 2021. As our company evolves, we expect to take steps, including the utilization of peer company comparisons and/or hiring of compensation consultants, to ensure that the Board has a comprehensive picture of the compensation paid to our executives and with a goal toward total direct compensation for our executives that are on a par with the median total direct compensation paid to executives in peer companies if annually established target levels of performance at the company and business segment level are achieved.

Elements of Compensation

Presently, we compensate our executives with a base salary and annual a cash performance-based bonus. We do not pay any compensation to our executive officers in the form of discretionary long-term incentive plan awards or perquisites and other compensation, although our Board of Directors may recommend and institute such forms of compensation in the future.

Base Salaries

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our employees, including our named executive officers. All of our named executive officers, including our Chief Executive Officer, are subject to employment agreements, and accordingly each of their compensation has been determined as set forth in their respective agreement. When establishing base salaries since 2009, subject to the provisions of each person’s employment agreement, our Board and management considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at their prior employment and the number of well qualified candidates to assume the individual’s role.

Long-Term Incentive Plan Awards

We currently have a 2014 equity incentive plan pursuant to which 1,500,000 shares were authorized. No stock awards or stock option grants were made to any of the named executive officers during the fiscal year ended December 31, 2021. No stock options were held by the named executive officers as of December 31, 2021.

Perquisites and Other Compensation

We do not have any retirement or pension plans in place for any of our named executives. Our named executive officers are eligible for group medical benefits that are generally available to and on the same terms as our other employees.

Management’s Role in the Compensation-Setting Process

Our management plays a role in our compensation-setting process. We believe this input from management to the Compensation Committee is needed in order for the committee to evaluate the performance of our officers, recommend business performance targets and objectives, and recommend compensation levels. Our management may from time to time, make recommendations to our Board of Directors regarding executive compensation. During this process, management may be asked to provide the board with their evaluation of the executive officers’ performances, the background information regarding our strategic financial and operational objectives, and compensation recommendations as to the executive officers.

Summary Compensation Table for Fiscal Years 2021, 2020 and 2019

The following table sets forth information for the fiscal years ended December 31, 2021, 2020 and 2019 concerning the compensation paid and awarded to all individuals serving as (a) our Chief Executive Officer and Chief Financial Officer (b) the three most highly compensated Executive Officers (other than our Chief Executive Officer and Chief Financial Officer) of ours and our subsidiaries at the end of our fiscal years ended December 31, 2021, 2020, and 2019 whose total compensation exceeded $100,000 for these periods, and (c) two additional individuals for whom disclosure would have been provided pursuant to (b) except that they were not serving as executive officers at the end of our fiscal year ended December 31, 2021. These individuals may be collectively referred to in this report as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kang Yihua	2021	63,256	41,860						105,116
Chairman of the Board,	2020	174,000	32,957						206,957
Chief Executive Officer	2019	174,000	12,528						186,528
and President

Jiansong Wang	2021	22,740	35,678						58,418
Chief Financial Officer	2020	21,257	24,685						45,942
	2019	21,257	22,040						43,297

____________

(1)      All compensation is paid in Chinese RMB. For reporting purposes, the amounts in the table above have been converted to U.S. Dollars at the conversion rate of 6.45, 6.90, and 6.90 for 2021, 2020, and 2019, respectively. The officers listed in this table received no other form of compensation in the years shown, other than the salary set forth in this table.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by the executive officers during the year ended December 31, 2021. We do not have any retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees. The Board of Directors may recommend adoption of one or more such programs in the future.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

The Company entered into an employment agreement with Edward Yihua Kang on November 1, 2005 pursuant to which Mr. Kang was appointed as the Chief Executive Officer and President of the Company. In determining the compensation to be paid to Mr. Kang, the Board of Directors and the Compensation Committee reviewed the overall performance of the Company and the relative contribution of Mr. Kang in order to arrive at an appropriate compensation level.

The Company entered into an employment agreement with Jiajun Sun on November 1, 2005 pursuant to which Mr. Sun was appointed as the Chief Operating Officer of the Company. In determining the compensation to be paid to Mr. Sun, the Board of Directors and the Compensation Committee reviewed the overall performance of the Company and the relative contribution of Mr. Sun in order to arrive at an appropriate compensation level.

Although the Company does not have a written employment agreement with Jiansong Wang, he will be compensated approximately US$43,000 (RMB 290,000) per year for his services as the Chief Financial Officer and Secretary, which was based on the Board of Directors and the Compensation Committee’s review of the overall performance of the Company and the relative contribution of Mr. Wang.

There are no compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of us which would in any way result in payments to any such person because of his resignation, retirement, or other termination of employment with us, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Director Compensation for Fiscal 2021

The following table reflects all compensation awarded to, earned by or paid to our directors for the fiscal year ended December 31, 2021. Directors who are also officers do not receive any additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)(1)
Kang Yihua	105,116	—	—	—	—	—	105,116
Sun Jia Jun	353,945	—	—	—	—	—	353,945
Jianhua Wang	—	5,000	—	—	—	—	5,000
Zhixue Zhang	—	5,000	—	—	—	—	5,000
Merry Tang	34,000	—	—	—	—	—	34,000

____________

(1)      All cash compensation was paid in RMB except the cash compensation paid to Ms. Tang. The amounts in the foregoing table have been converted into U.S. Dollar at the conversion rate of 6.45 RMB to the dollar.

Service Description	Amount (in U.S. dollars)
Base Compensation	$3,000
Audit Committee Member	$1,000
Compensation Committee Member	$1,000
Audit Committee Chairman	$3,000
Audit Committee Financial Expert	$26,000

Each director may be appointed to perform multiple functions or serve on multiple committees, and accordingly, may be eligible to receive more than one category of compensation described above. Annual compensation will be paid in cash or a combination of stock and cash. Compensation paid in stock will be in the form of a number of shares of our restricted common stock having an aggregate value equal to the annual compensation, as determined by the average per share closing prices of our common stock as quoted on NASDAQ MKT, for the five trading days leading up to and including the last trading date of the quarter following which the shares are to be issued (i.e. when the shares are issued within 30 days following the end of the second quarter, and the fourth quarter when the shares are issued within 30 days following the end of the fourth quarter) of the year for which compensation is being paid. Compensation, in the form of shares, shall be issued and paid semi-annually, within 30 days following the end of the second quarter, and within 30 days after the end of the fourth quarter, of each calendar year. In addition, the annual compensation will be prorated daily (based on a 360 day year) for any portion of the year during which a director serves. Independent directors are also eligible for reimbursement of all travel and other reasonable expenses relating to the directors’ attendance of board meetings. In addition, we have agreed to reimburse independent directors for reasonable expenses incurred in connection with the performance of duties as a director of the Company.

Outstanding Equity Awards at Fiscal Year-End

None of our executive officers was granted or otherwise received any option, stock or equity incentive plan awards during 2021, and there were no outstanding unexercised options previously awarded to our officers and directors, during the fiscal year ended December 31, 2021.

Related Party Transactions

Mr. Kang is the Company’s Chairman and Chief Executive Officer. Ever-Glory Enterprises (HK) Ltd. (Ever-Glory Enterprises) is the Company’s major shareholder. Mr. Xiaodong Yan was Ever-Glory Enterprises’ sole shareholder and sole director. Mr. Huake Kang, Mr. Kang’s son, acquired 83% interest of Ever-Glory Enterprises and became its sole director in 2014. All transactions associated with the following companies controlled by Mr. Kang or his son are considered to be related party transactions, and it is possible that the terms of these transactions may not be the same as those that would result from transactions between unrelated parties. All related party outstanding balances are short-term in nature and are expected to be settled in cash.

Other income from Related Parties

Jiangsu Wubijia Trading Company Limited (“Wubijia”) is an entity engaged in high-grade home goods sales and is controlled by Mr. Kang. Wubijia has sold their home goods on consignment in some Company’s retail stores since the third quarter of 2014.

	2021	2020
	(In thousands of U.S. Dollars)
The Company received from the customers	$3	$16
The Company paid to Wubijia	(3)	(16)
The net income recorded as other income	$—	$—

Included in other income for the years ended December 31, 2021 and 2020 is rental income from EsC’Lav, the entity controlled by Mr. Kang under operating lease agreement with term through 2021. The rental income is $25,596 and $23,945 for the years ended December 31, 2021 and 2020, respectively.

Other expenses due to Related Parties

Included in other expenses for the years ended December 31, 2021 and 2020 are rent costs due to entities controlled by Mr. Kang under operating lease agreements as follows):

	2021	2020
	(In thousands of U.S. Dollars)
Chuzhou Huarui	$221	$207
Kunshan Enjin	93	87
Total	$314	$294

The Company leases Chuzhou Huarui and Kunshan Enjin’s warehouse spaces because the locations are convenient for transportation and distribution.

Purchases from, and Sub-contracts with Related Parties

The Company purchased raw materials of $1.85 million and $1.10 million during the years ended 2021 and 2020, respectively, from Nanjing Knitting.

In addition, the Company sub-contracted certain manufacturing work to related companies totaling $25.1 million and $17.0 million for the years ended December 31, 2021 and 2020, respectively. The Company provided raw materials to the sub-contractors and was charged a fixed fee for labor provided by the sub-contractors.

Purchases with related parties included in cost of sales for the years ended December 31, 2021 and 2020 are as follows:

	2021	2020
	(In thousands of U.S. Dollars)
Ever-Glory Vietnam	$17,962	$11,335
Chuzhou Huarui	1,659	2,240
Fengyang Huarui	1,963	1,352
Nanjing Ever-Kyowa	1,636	948
Nanjing Knitting	1,851	1,096
EsC’Lav	50	39
Total	$25,121	$17,010

Accounts Payable — Related Parties

The accounts payable to related parties at December 31, 2021 and 2020 are as follows:

	2021	2020
	(In thousands of U.S. Dollars)
Ever-Glory Vietnam	$395	$1,727
Fengyang Huarui	161	150
Nanjing Ever-Kyowa	—	384
Chuzhou Huarui	59	1,234
Nanjing Knitting	668	257
Jiangsu Ever-Glory	49	12
Total	$1,332	$3,764

Amounts Due From Related Parties — Current Assets

The amounts due from related parties at December 31, 2021 and 2020 are as follows:

	2021	2020
	(In thousands of U.S. Dollars)
Jiangsu Ever-Glory	$220	$567

Jiangsu Ever-Glory is an entity engaged in importing/exporting, apparel-manufacture, real-estate development, car sales and other activities. Jiangsu Ever-Glory is controlled by Mr. Kang. During 2021 and 2020, the Company and Jiangsu Ever-Glory purchased raw materials on behalf of each other in order to obtain cheaper purchase prices. The Company purchased raw materials on Jiangsu Ever-Glory’s behalf and sold to Jiangsu Ever-Glory at cost for $3.8 million and $0.9 million during 2021 and 2020, respectively. Jiangsu Ever-Glory purchased raw materials on the Company’s behalf and sold to the Company at cost for $0.4 million and $1.5 million during 2021 and 2020, respectively.

Amounts Due From Related Party under Counter Guarantee Agreement

In March 2012, in consideration of the guarantees and collateral provided by Jiangsu Ever-Glory and Nanjing Knitting, the Company agreed to provide Jiangsu Ever-Glory a counter guarantee in the form of cash of not less than 70% of the maximum aggregate lines of credit obtained by the Company. Jiangsu Ever-Glory is obligated to return the full amount of the counter-guarantee funds provided upon the expiration or termination of the underlying lines of credit and is to pay an annual interest at the rate of 6.0% of the amounts provided. As of December 31, 2021 and 2020, Jiangsu Ever-Glory had provided guarantees for approximately $0.0 million (RMB 0.0 million) and $36.0 million (RMB 235.0 million) of lines of credit obtained by the Company, respectively. Jiangsu Ever-Glory and Nanjing Knitting have also provided their assets as collateral for certain of these lines of credit. As of December 31, 2021and

2020, the value of the collateral, as per appraisals obtained by the banks in connection with these lines of credit is approximately $4.4 million (RMB 28.2 million) which was provided assets as collateral by Jiangsu Ever-Glory, and $31.5million (RMB 205.5 million)which was provided assets as collateral by Jiangsu Ever-Glory and Nanjing Knitting, respectively. Mr. Kang has also provided a personal guarantee for $0.0 million (RMB 0.0 million) and $14.8 million (RMB 96.3 million) at the years ended of December 31, 2021 and 2020, respectively.

As of December 31, 2020, $3.1 million (RMB 20.0 million) was outstanding due from Jiangsu Ever-Glory under the counter guarantee agreement. During the year ended December 31, 2021, an additional $0.6 million (RMB 4.2 million) was provided to and repayment of $3.8 million (RMB 24.2 million) was received from Jiangsu Ever-Glory under the counter-guarantee agreement. As of December 31, 2021, the amount of the counter-guarantee had decreased to $0.0 million (RMB 0.0 million) (the difference represents currency exchange adjustment of $0.1 million), which was 0.0% of the aggregate amount of lines of credit. This amount plus accrued interest of ($0.3) million (2021) and $0.04 million (2020) have been classified as a reduction of equity, consistent with the guidance of SEC Staff Accounting Bulletins 4E and 4G. As of December 31, 2021and 2020, the amount classified as a reduction of equity was $0.0 million and $3.4 million, respectively. Interest of 0.5% is charged on net amounts due from Jiangsu Ever-Glory at each month end. Since January 1, 2019, the interest rate has changed to 0.3625% as the bank benchmark interest rate decreased. Interest income for the years ended December 31, 2021 and 2020 was approximately ($0.3) million and $0.04 million, respectively.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors

Our business is managed under the direction of its Board of Directors. The Board of Directors has designated as nominees for re-election all of the five (5) directors currently serving on the Board. See “Director Nominees” below for profiles of the nominees. After the election of the directors at the Annual Meeting, our Board will have five (5) directors.

The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to our company by virtue of their familiarity with, and insight into, our company’s affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors if elected, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. We have no reason to believe that any nominee will be unavailable.

Director Nominees

The director nominees, and their ages as of the date of the Annual Meeting, their positions at Ever-Glory, and the period during which they have served as a director are set forth in the following table and paragraphs

Name	Age	Position	Held Position Since
Edward Yihua Kang	59	Chief Executive Officer, President, and Chairman of the Board	2005
Jiajun Sun	49	Chief Operating Officer and Director	2005
Jianhua Wang(1)(2)(3)	55	Director	2014
Zhixue Zhang(1)(2)(3)	55	Director	2008
Merry Tang(1)(2)(3)	62	Director	2011

____________

(1)      Member of the Audit Committee

(2)      Member of the Compensation Committee

(3)      Member of the Nominating and Governance Committee

The Board has nominated the following individuals as members of our Board of Directors: At the Meeting, five directors, Edward Yihua Kang, Jiajun Sun, Jianhua Wang, Zhixue Zhang and Merry Tang are to be re-elected. Each director will hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Edward Yihua Kang has served as our President and Chief Executive Officer and as the Chairman of our Board of Directors, since 2005. From December 1993 to January 2008, Mr. Kang served as the President and Chairman of the Board of Directors of Goldenway. Mr. Kang has extensive worldwide managerial and operational experience focusing upon business development and strategic planning. Mr. Kang formerly was the Senior lecturer of the Management College, Nanjing Aeronautics and Astronautics University, and the Vice General Manager of the Import and Export Department of Nanjing Shenda Company. Mr. Kang earned a MS degree from Peking University, a Bachelor’s degree in Management from Beijing Aeronautics and Astronautics University and a Bachelor’s degree in Engineering from Nanjing Aeronautics and Astronautics University. Mr. Kang’s extensive experience in the garment industry, his acute vision and outstanding leadership capability, as well as his commitment to the Company since its inception make him well-qualified in the Board’s opinion to serve as our Chairman of the Board.

Jiajun Sun has served as our Chief Operating Officer and a member of our Board of Directors since 2005. Mr. Sun also has served as a member of the Board of Directors of Goldenway since 2000 and as a member of the Board of Directors of New-Tailun since 2006. From July 1996 to November 2002, Mr. Sun was the General Manager of International Trade Department at Goldenway. Mr. Sun has more than 8 years’ experience in import and export in the textile industry. Mr. Sun earned his bachelor’s degree from the Wuhan Textile Industry Institute. Mr. Sun has accumulated substantial institutional knowledge of our business and operations. His managing experiences and analytical skills make him well positioned for his role as one of our Directors.

Merry Tang was appointed as a member of the Board of Directors, a member of the Compensation Committee and Nominating & Governance committee and chairman of the Audit Committee in August 2011. She has been an independent director for China Sunergy Co., Ltd. (Nasdaq: CSUN), a specialized manufacturer of solar cell and module products in China since June 2008. She is currently a principal and managing partner of GTZY CPA Group, LLC. Ms. Tang served a managing director at GTA International, LLC and Partner at Tang & Company, PC — both U.S.-based CPA firms offering services in risk assessment, audit engagements and Sarbanes-Oxley — related documentation to leading banks, financial service providers and telecommunications firms from 2006 to 2008. Prior to forming GZTY CPA Group, LLC, she served as a senior auditor in PricewaterhouseCoopers, LLC from 2004 to 2006. Ms. Tang graduated from the Central University of Finance & Banking, Beijing, China with a bachelor degree in banking in 1983 and a master degree in Finance in 1986, before going on to receive her master degree in accounting from the State University of New York at Albany in 1993. Ms. Tang’s extensive accounting and financial background in the U.S. capital market makes her well-qualified to serve on our Board.

Jianhua Wang has served as a member of the Board of Directors and chairman of the nominating & governance committee since September 2015, and serves on the Audit Committee and compensation committee. Mr. Wang is the Chief Lawyer of Wang Jianhua Law Offices, a boutique law firm based in Kunshan city, Jiangsu Province. Mr. Wang had more than 20 years of practicing experience in corporate, securities and business laws in China. He held numerous honors and distinctions, including being listed as one of Outstanding Young Lawyers of Jiangsu Province. He was a member of the Standing Committee of People’s Political Consultant Committee of Kunshan City. He is currently a member of the Advisory Board of Legal Affairs of the People’s Government of Kunshan City, Vice Chairman of the Entrepreneurs Chamber of Commerce of Peking University Alumni of Suzhou City, Vice Chairman of the Bar of Kunshan City, a member of the Social Security and Labor Law Committee of the Jiangsu Provincial Bar. He had a master degree in Executive Master of Business Administration (EMBA) from Guanghua School of Management Peking University.

Zhixue Zhang has served as a member of the Board of Directors, a member of the Audit Committee and Nominating & Governance committee and chairman of the Compensation Committee since 2008. Mr. Zhang is a professor of Organizational Management at Peking University, and has held this position since August 2008. Mr. Zhang has over fifteen years of experience in the fields of organizational psychology, management and organizational culture as it relates to conducting business within China and with Chinese businesses. From August 2001 to July 2008, he was the Associate professor at Peking University. From August 2006 to June 2007, he was a Freeman Fellow at the University of Illinois at Urbana-Champaign. From September 2001 to March 2002, he was a visiting scholar at the Kellogg School of Management at Northwestern University. Mr. Zhang holds a Ph.D. from the University of Hong Kong, and a M.Sc. from Beijing Normal University, and a B.Sc. from Henan University. Mr. Zhang’s life-long background of management education, as well as his business aptitude and strong analytical skills, qualify him for his position as one of our Directors.

Vote Required

The holders of our common stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees. Unless a shareholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the Annual Meeting by a plurality (meaning, the largest number) of the votes cast for each director. Directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Paris, Kreit & Chiu CPA LLP (“PKC”) to serve as the independent registered public accounting firm of the Company for the fiscal years ended December 31, 2021 and the three quarters ended September 30, 2022.

We are asking our shareholders to ratify the selection of PKC as our independent registered public accounting firm. In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

We have been advised by PKC that neither the firm nor any of its associates had any relationship with our company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. Representatives of PKC are not expected to attend the Annual Meeting in person and therefore are not expected to be available to respond to any questions. As a result, representatives of PKC will not make a statement at the Annual Meeting.

Principal Accountant Fees and Services

In December 2021 the Audit Committee engaged Paris, Kreit & Chiu CPA LLP as our independent auditor.

Fees for audit services include fees associated with the annual audit and the review of documents filed with the SEC including quarterly reports on Form 10-Q and the Annual Report on Form 10-K. Tax fees included tax compliance, tax advices and tax planning work.

	2021	2020
	(In thousands of U.S. Dollars)
Audit fees	$331	$316
Tax fees	$9	$9

Vote Required and Recommendation

Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PARIS, KREIT & CHIU CPA LLP OUR INDEPENDENT AUDITORS TO AUDIT THE FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED ON DECEMBER 31, 2021 AND TO REVIEW THE FINANCIAL STATEMENTS FOR THE THREE FISCAL QUARTERS ENDED ON SEPTEMBER 30, 2022 (ITEM 2 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 3 — APPROVAL OF THE GO-DARK

Background of the Go-Dark

The common stock of the Company currently trades on the Nasdaq Global Market under the symbol “EVK.”

Our management and several of our employees expend considerable time and resources preparing and filing these reports. We believe due to the geo-economic impact in recent years and the policy of suppressing US-listed companies, the Company’s share price has been significantly undervalued and dropped from $6 to $1. In addition, COVID-19 has negatively impacted the Company’s wholesale and retail sales in the last three years. In 2022, the resurgence of COVID-19 in the Eastern China Region, especially in Shanghai, has negatively impacted the Company’s operations.

As an SEC reporting company, we are required to disclose information to the public and prepare and file with the SEC, among other items, the following:

•        Annual Reports on Form 10-K;

•        Quarterly Reports on Form 10-Q;

•        Current Reports on Form 8-K; and

•        Proxy Statements on Schedule 14A.

The costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include, but are not limited to, securities counsel fees, auditor fees, annual board meeting fees, costs of printing and mailing documents, and word processing and filing costs. Our registration and reporting related costs have been increasing over the years due to the requirements imposed by the Sarbanes-Oxley Act of 2002 (“SOX”), including Section 404 of SOX, which requires us to include in our Annual Report on Form 10-K our management’s report on, and assessment of, the effectiveness of our internal controls over financial reporting.

As of the Record Date, we had 14,818,006 shares of common stock issued and 14,655,926 shares of common stock outstanding, held by approximately 60 current stockholders of record. Our Board of Directors and management believe that the recurring expense and burden of our SEC-reporting requirements described above are not cost efficient for EVK. Becoming a non-SEC reporting company will allow us to avoid these costs and expenses. In addition, once our SEC reporting obligations are suspended, we will not be subject to the provisions of the Sarbanes-Oxley Act of 2002 or the liability provisions of the Securities Exchange Act of 1934, as amended, and our officers will not be required to certify the accuracy of our financial statements under SEC rules.

There can be many advantages to being a public company, possibly including a higher value for our common stock, a more active trading market and the enhanced ability of the Company to raise capital or make acquisitions. However, the Company has not raised any money as a public company in U.S. other than $2 million raised in connection with its reverse merger in 2007, and the Company’s share price has been significantly undervalued and dropped from $6 to $1 due to the geo-economic impact in recent years and increasing strict scrutiny for US-listed companies. We have therefore not been able to effectively take advantage of these benefits and we are unlikely to be well-positioned to use our public company status to raise capital in the near future through sales of additional securities in a public offering or to acquire other business entities using our common stock as consideration. In addition, since 2021, the geopolitical situation has changed significantly. Increasing tension between China and U.S. made our U.S public company status a liability instead of an asset,

In September 2022, we contacted our legal counsel regarding the benefits and detriments of terminating the registration of our common stock under federal securities laws and suspending our SEC reporting obligations and the requirements and methods available to accomplish the same. The Audit Committee of the Company’s Board of Directors comprised solely of disinterested and independent directors (the “Independent Committee”) was designated and authorized to consider whether Go-Dark was in the best interests of our stockholders, including our unaffiliated stockholders, and, if so, to develop the specific terms of such transaction for recommendation to the Board of Directors. From September through October 2022, the Independent Committee evaluated the risks, costs and disadvantages associated with going dark and the ongoing costs of remaining an SEC-reporting company. Our Board as a whole also discussed the burdens and costs and lack of benefits, and it became clear that the recurring expense and burden of our SEC reporting requirements are not cost efficient and that becoming a non-SEC reporting company would allow us to avoid these costs and expenses. The Independent Committee as well as our Board concluded that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management, the expense related to the SEC reporting obligations and the burden on the Company’s ability to explore long-term strategies while being a public reporting company.

The Independent Committee discussed the business considerations the advantages and disadvantages and issues relating to the corporate action of going-dark. Specifically, the Board discussed the following advantages of going dark:

•        As a reporting company, we are required to expend significant costs in connection with our Exchange Act obligations, including, but not limited to, higher external auditing and accounting costs, higher costs of internal controls, increased SEC reporting costs, increased legal/consulting costs, and annual board meeting fees. Suspending our public company reporting obligations will help reduce or eliminate these significant costs;

•        Operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our business operations; and

•        Delisting from the stock exchange may remove some of the negative publicity from our retail customers and business partners in China we recently encountered as a U.S. listed company.

At this meeting, the Board also considered the potential negative consequences of this transaction to our stockholders following the approval of Go-Dark Proposal:

•        Our stockholders will lose the benefits of registered securities, such as access to the information concerning the Company that is required to be disclosed in periodic reports to the SEC.

•        The value and liquidity of our common stock may be reduced as a non-SEC reporting company.

•        Our potential costs in connection with accomplishing the Go-Dark.

•        Potential liability may exist for our officers and directors associated with the Go-Dark.

The Independent Committee also discussed the process and mechanism for Go-Dark and recommended the Board to approve the Go-Dark Proposal. the Board agreed that it is in the best interest of the stockholders to move forward with the Go-Dark and recommended that our stockholders approve and adopt the same.

Reasons for the Go-Dark

We have struggled to maintain the costs associated with being a public company, while not enjoying many of the benefits associated with being a public company. The specific factors considered in electing at this time to undertake the Go-Dark and become a non-SEC reporting company are as follows:

•        We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $548,000 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of communications with our stockholders. These annual expenses are expected to include legal expenses ($60,000), accounting and auditing expenses ($410,000), expenses for NASDAQ annual fees ($58,000) and miscellaneous expense, including printing and mailing costs ($20,000). We will also realize cost savings from reduced staff and management time ($50,000) spent on reporting and securities law compliance matters. These amounts are just estimated savings after considering expenses expected to continue after the Go-Dark. We will continue to incur some accounting and auditing expenses to maintain our books and records in accordance with GAAP.

•        We believe the disclosure and procedural requirements of the SEC reporting rules and the Sarbanes-Oxley Act divert efforts from our Board of Director, management and staff and result in significant legal, accounting and administrative expense, without commensurate benefit to our stockholders. We may continue to make available to our stockholders Company financial information on an annual basis, but these reports will not be required to comply with many of the information requirements applicable to

SEC periodic reports and will not generally include that information. Therefore, we anticipate that the costs associated with these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

•        We expect that operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, including compliance costs with the anticipated climate-related disclosures. This will allow our management and employees to focus more of their attention on our business, our customers, and the community in which we operate.

•        We expect that operating as a non-SEC reporting company will increase management’s flexibility to consider and initiate strategic opportunities without being required to file proxy statements with the SEC and otherwise comply with Regulation 14A of the Securities Exchange Act.

•        The Go-Dark Proposal allows us to discontinue our reporting obligations with the SEC, but still allows our stockholders to retain an equity interest in EVK. Therefore, our stockholders will continue to share in our profits and losses and distributions on an identical basis.

•        We expect that completing the Go-Dark at this time will allow us to begin to realize cost savings and will allow our management and employees to redirect their focus to our business and customers.

•        Delisting from the stock exchange may remove some of the negative publicity from our retail customers and business partners in China we recently encountered as a U.S. listed company.

•        The Company has not raised any money as a public company in U.S. other than $2 million raised in connection with its reverse merger in 2007, and the Company’s share price has been significantly undervalued and dropped from $6 to $1 due to the geo-economic impact in recent years and increasing strict scrutiny for US-listed companies. Accordingly, we are not likely to make use of any advantage that our status as an SEC reporting company may offer.

We considered that some of our stockholders may prefer to continue as stockholders of a SEC reporting company. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages because of the reasons listed above.

In view of the wide variety of factors considered in connection with its evaluation of the Go-Dark, our Board of Director did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determination.

Potential Conflicts of Interests of officers, directors and certain affiliates

Our directors and executive officers may have interests in the Go-Dark that are different from your interests as a stockholder in the Company, and have relationships that may present conflicts of interest. As of the Record Date, Mr. Yihua Kang, the Company’s Chairman and Chief Executive Officer, owned approximately 33.96% of the total outstanding shares of common stock of the Company. As of the Record Date, the directors and executive officers of EVK as a group owned and were entitled to vote 5,210,352 shares of the common stock of the Company, representing approximately 35.55% of the outstanding shares of EVK common stock on that date. As of the Record Date, Mr. Huake Kang, who is Mr. Yihua Kang’s son, is the beneficial owner of approximately 38.37% total outstanding shares of common stock of the Company. The directors and executive officers have each indicated that they intend to vote all of the shares of our common stock held by them “FOR” the Go-Dark.

Exit for the Public Stockholders

Under Florida Business Corporation Act, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Go-Dark Proposal as the common stock of our Company as of the Record Date is covered securities under the Securities Act of 1933, as amended. In addition, the Independent Committee and the Company’s Board of Directors has unanimously approved the Go-Dark Proposal.

However, in order to give the public stockholders an exit simultaneously with the Go-Dark, the Special Committee recommended and the Board of Directors approved the 10b-18 stock repurchase to purchase up to $3.5 million worth of shares of common stock in the open market or privately negotiated transactions with per share price to be determined by the management of the Company pursuant to Rule 10b-18 (the “Stock Repurchase Program”), which should end on the earlier of (i) the date that the aggregate repurchase of shares pursuant to the Stock Repurchase Program reaches $3.5 million; (ii) the date when the registration of the Company’s common stock is terminated under Section 12(g) of the Exchange Act; or (iii) the date when the Company’s duty to file periodic reports and other information with the SEC is suspended under Section 15(d) thereunder. Notwithstanding the foregoing, the Company shall be entitled to suspend, terminate or extend the Stock Repurchase Program based on the stock market condition at its sole discretion. The Stock Repurchase Program shall be prohibited during the period beginning at the close of the market on the third business day prior to the date the Company’s quarterly or annual fiscal financial results are publicly disclosed and Form 10-Q or Form 10-K is filed and ending at the close of business on the fifth business day following such date. The Company shall not repurchase, under the Stock Repurchase Program, any shares of its Common Stock from any of its officers, directors, or employees or any other affiliate to the Company within the meaning of rule 144(a)(1).

Regulatory Approvals

In connection with the Go-Dark, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including, complying with federal and state securities laws, which includes filing this Proxy Statement on Schedule 14A.

Although the Board has approved the 10b-18 Stock Repurchase Program which falls within the transaction as set forth in paragraph (a)(3)(i)(a) of Rule 13e-3, the Company is required to file a Schedule 13E-3 pursuant to Rule 13e-3 in connection with its 10b-18 plan to make stock repurchase. The purpose of the repurchase by the Company’s affiliates is not to cause deregistration or delisting of the stock of the Company, but to offer the public stockholders an opportunity to cash out if they are not for the Go-Dark proposal. In addition, the Company currently has less than 500 record holders (as of the Record Date, 60 holders of record) and total assets less $10 million on the last day of each of its most recent three fiscal years, therefore, is already eligible for termination of registration under Rule 12g-4. Consequently, the repurchase made pursuant to Rule 10b-18 is not a “going private” transaction with affiliate in its essence, as it is not the cause of the Company’s delisting or deregistration, nor does it have such purpose.

Effects of the Go-Dark

As a result of the Go-Dark:

•        We will no longer be subject to any reporting requirements under the Exchange Act or the rules applicable to SEC reporting companies. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements.

•        We will no longer be subject to the listing standards of Nasdaq Global Market

•        Our shares of common stock will no longer be traded on the NASDAQ Global Market and will not be eligible for listing on the New York Stock Exchange or the NASDAQ Stock Market. Any trading in our common stock after the delisting and deregistration under the Exchange Act will occur only in privately negotiated sales and potentially on the OTC Pink Open Market, if one or more brokers choose to make a market for our Class A Common Stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

•        Since our obligation to file periodic and other filings with the SEC will be suspended, stockholders will no longer have access to publicly filed audited financial statements, information about executive compensation and other information about us and our business, operations and financial performance. Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings, all as required under Florida law.

•        The Company’s periodic reporting obligations under the Exchange Act will be suspended immediately upon its filing of a certification on Form 15 that it has less than 300 holders of record. However, certain other Company reporting obligations continue for an additional 90 days, including obligations to file proxy statements and that stockholders continue to be required to file Schedule 13Ds and Schedule 13Gs until expiration of the 90-day period following filing of the Form 15 and Section 16 reporting obligations also continue until such date.

Nasdaq Global Market Listing; OTC Pink Open Market

Our common stock is currently listed on the NASDAQ Global Market. To obtain the cost savings we anticipate by no longer preparing and filing annual, periodic and current reports with the SEC, our common stock will need to be delisted from the NASDAQ Global Market. Any trading in our common stock after the delisting and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Open Market, if one or more brokers chooses to make a market for our common stock there and complies with applicable regulatory requirements.

The OTC Pink Open Market is the lowest tier of the three marketplaces for trading of OTC securities, which is a broker platform for trading securities operated by the OTC Markets Group Inc. There are no financial standards or disclosure requirements. For more information about the OTC Markets Group, see https://www.otcmarkets.com/. To be traded on the OTC, a broker dealer would need to submit a Form 211 with the Financial Industry Regulatory Authority (“FINRA”), and obtain FINRA approval for trading in the common stock. If such trading in our common stock were to develop on the OTC, we would expect it to occur at the Pink-No Information tier. For more information about the Pink Open Market, see https://www.otcmarkets.com/corporate-services information-for-pink-companies.

The OTC Pink Open Market is not a stock exchange and we do not have the ability to list on, or control whether our shares are quoted on the OTC Pink Open Market. The price may be more or less than the current price on the NASDAQ Global Market. In addition, the spread between the bid and asked prices of our common stock may be wider than on the NASDAQ Global Market and the liquidity of our shares may be lower. There is no assurance that there will be any OTC Pink Open Market quotations after the Transaction or that, if such quotations begin, they will continue for any length of time.

Vote Required and Recommendation

The affirmative vote of a majority of our common stock outstanding is recommended to approve the Go-Dark Proposal. But this action is not required to be submitted to the stockholders for a vote, and could alternatively be executed by an affirmative vote of the Board of Directors without any vote input by the stockholders. Since the chairman and his son control a majority of the shares, it was decided to effectively poll the stockholders through a vote on the topic. If a majority of the public actively votes in opposition to the Company Go-Dark, the Board and management may reconsider so proceeding. However, the Company will not consider abstentions and broker non-votes as “active” votes for purposes of the potential of reconsidering taking action to Go-Dark.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE GO-DARK (ITEM 3 ON THE ENCLOSED PROXY CARD).

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendations of management.

PROXY SOLICITATION

We will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This proxy statement and the accompanying materials, in addition to being made available to shareholders and to brokers, custodians, nominees and other like parties, will be available to beneficial owners of shares of common stock pursuant to the SEC rules concerning Internet Availability of Proxy Materials. We will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies there for.

We may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

SHAREHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action and have that proposal included in the Company’s proxy statement consistent with the Company’s By-laws and the regulations of the SEC. Should a stockholder intend to present a proposal at the 2023 Annual Meeting and have that proposal included in the Company’s proxy statement, it must be received the Board of Directors of the Company, Attn: Dandan Song at Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, not later than 90 nor earlier than 120 days prior to the anniversary of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be received not later than the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made including through public filings. For nominations by a stockholder relating to a special meeting of stockholders called for the purpose of electing directors, the stockholder must have given written notice, either by personal delivery or by mail not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made by the Company.

Any proposal of a stockholder intended to be presented at the Company’s next annual meeting of stockholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no later than August 30, 2023.

SHAREHOLDER COMMUNICATIONS

Shareholders wishing to communicate with our Board of Directors may direct such communications to the Board of Directors c/o the Company, Attn: Dandan Song at Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China. Ms. Song will present a summary of all shareholder communications to the Board of Directors at subsequent Board of Directors meetings. The directors will have the opportunity to review the actual communications at their discretion.

ANNUAL REPORT

Our Annual Report on Form 10-K, including our financial statements for the year ended December 31, 2021, and this proxy statement are being made available to all shareholders entitled to notice of and to vote at the Annual Meeting. Additional copies may be requested in writing. Such requests should be submitted to Ever-Glory’s China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China. Exhibits to the Form 10-K will also be provided upon specific request.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

EVER-GLORY INTERNATIONAL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2022 ANNUAL MEETING OF SHAREHOLDERS
[    ], 2022 (Beijing Time)

The shareholders hereby appoint Dandan Song and Jiansong Wang, or either of them, as proxies, each with the power to appoint them substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Ever-Glory International Group, Inc. that the shareholders are entitled to vote at the 2022 Annual Meeting of Shareholders to be held on [      ], 2022, 9:30 p.m. Beijing Time, at the Ever-Glory China headquarters, Ever-Glory Commercial Center, No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
EVER-GLORY INTERNATIONAL GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, AND 3 AND A VOTE OF HAVING THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION TO OCCUR EVERY THREE YEARS ON ITEM 4.

Proposal No. 1 ELECTION OF DIRECTORS

Nominees:	For	Withhold
Edward Yihua Kang	☐	☐
Jiajun Sun	☐	☐
Merry Tang	☐	☐
Jianhua Wang	☐	☐
Zhixue Zhang	☐	☐
Proposal No. 2	For	Against	Abstain
To ratify the appointment of Paris, Kreit & Chiu CPA LLP as our independent auditor to audit the financial statements for the fiscal year ended on December 31, 2022.	☐	☐	☐
Proposal No. 3	For	Against	Abstain

To approve the Company’s termination of the registration of the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended and suspend the Company’s duty to file periodic reports and other information with the SEC under Section 15(d) thereunder, and to delist the Company’s common stock from the NASDAQ Global Market.

	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR each of the nominees on proposal No. 1, FOR proposal No. 2 and FOR proposal No.3.

Please sign your name exactly as it appears hereon. When signing as Attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature (Please Sign Within Box)	Date	Signature (Joint Owners)	Date